Exhibit 99.4

MEDTRONIC, INC. 710 MEDTRONIC PKWY MS-LC300 MINNEAPOLIS, MN 55432-5604	SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on the day immediately preceding the meeting date (or for shares held through the Medtronic, Inc. SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., ET, on [—]). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until

11:59 P.M.(Eastern Time in the U.S.) on the day immediately preceding the meeting date (or for shares held through the Medtronic, Inc. SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M. ET, on [—]). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN  BLUE OR BLACK INK AS FOLLOWS:

		M78684-S23240	KEEP THIS PORTION FOR YOUR RECORDS
	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

MEDTRONIC, INC.

The Board of Directors recommends you vote FOR the following:				For	Against	Abstain

1.	To adopt the plan of merger contained in the Transaction Agreement, dated as of June 15, 2014, among Medtronic, Inc., Covidien plc, Medtronic Holdings Limited (formerly known as Kalani I Limited), Makani II Limited, Aviation Acquisition Co., Inc. and Aviation Merger Sub, LLC and approve the revised memorandum and articles of association of New Medtronic.			☐	☐	☐

2.	To approve the reduction of the share premium account of Medtronic Holdings Limited to allow for the creation of distributable reserves of Medtronic Holdings Limited.			☐	☐	☐

3.	To approve, on a non-binding advisory basis, specified compensatory arrangements between Medtronic, Inc. and its named executive officers relating to the transaction.			☐	☐	☐

4.	To approve any motion to adjourn the Medtronic, Inc. special meeting to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Medtronic, Inc. special meeting to adopt the plan of merger contained in the Transaction Agreement and approve the revised memorandum and articles of association of Medtronic Holdings Limited, (ii) to provide to Medtronic, Inc. shareholders in advance of the Medtronic, Inc. special meeting any supplement or amendment to the joint proxy statement/prospectus or (iii) to disseminate any other information which is material to the Medtronic, Inc. shareholders voting at the special meeting.			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M78685-S23240

Solicited on Behalf of the Board of Directors of

MEDTRONIC, INC.

FOR THE

SPECIAL MEETING OF SHAREHOLDERS [—] [—]

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the joint proxy statement/prospectus and hereby appoints Bradley E. Lerman and Keyna P. Skeffington, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MEDTRONIC, INC. or which the undersigned is entitled to vote at the Special Meeting of Shareholders of MEDTRONIC, INC. to be held on [—], at [—] a.m. (Central Standard Time) at [—], and any adjournment or postponement thereof. You may vote at the Special Meeting if you were a shareholder of record at the close of business on [—].

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If other matters are properly brought before the Special Meeting, including an adjournment of the Special Meeting for any reason other than the ones specified in the adjournment proposal on the reverse side of this ballot, the proxies are hereby authorized to represent and to vote or act on those matters according to their best judgment.

To be Signed on Reverse Side